EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Sagimet Biosciences, Inc.

EXECUTED this 13th day of May, 2025.

NEW ENTERPRISE ASSOCIATES 13, L.P.

By:	NEA PARTNERS 13, L.P. General Partner

By:	NEA 13 GP, LTD General Partner

  By:                             *

 Anthony A. Florence, Jr.

 Managing Partner and Co-Chief Executive Officer

  By:                             *

 Mohamad Makhzoumi

 Managing Partner and Co-Chief Executive Officer

NEA PARTNERS 13, L.P.

By:	NEA 13 GP, LTD General Partner

  By:                             *

 Anthony A. Florence, Jr.

 Managing Partner and Co-Chief Executive Officer

  By:                             *

 Mohamad Makhzoumi

 Managing Partner and Co-Chief Executive Officer

NEA 13 GP, LTD

By:                             *

Anthony A. Florence, Jr.

Managing Partner and Co-Chief Executive Officer

By:                             *

Mohamad Makhzoumi

Managing Partner and Co-Chief Executive Officer

                 *

Forest Baskett

                 *

Patrick J. Kerins

                 *

Scott D. Sandell

EXECUTIVE COMMITTEE

                 *

Anthony A. Florence, Jr.

                 *

Mohamad H. Makhzoumi

*/s/ Zachary Bambach

Zachary Bambach

As attorney-in-fact

This Agreement relating to Schedule 13G was executed by Zachary Bambach on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached hereto as Exhibit 2.